SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

Futomic Industries Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-31361	22-3720628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717-53 Avenue, 2nd Floor Edmonton, Alberta, Canada	T6E 5E9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 780-485-1257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01  completion of acquisition or disposition of asset

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02  unregistered sales of equity securities

On September 28, 2006, Futomic Industries, Inc. entered into an Asset Purchase Agreement with Owen Consulting LLC, a California limited liability company. Pursuant to that agreement, we acquired assets consisting of all right, title and interest in technology commonly known as the EncryptaKey Secure Communication Portal and memorialized in a patent application pending before the Patent and Trademark Office as application no. 60745514, filed April 24, 2006, titled “Invisidesk Private Communication, Authentication and Connection Portal” and the related intellectual property in exchange for 5,500,000 shares of our restricted common stock. The issuance of our common stock was exempt from registration as a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended. Owen Consulting LLC represented its intention to acquire the securities for investment only and not with a view towards distribution. Owen Consulting LLC was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

SECTION 5 - Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On September 28, 2006, our Board of Directors amended Section 1 of Article IV of the Company's Bylaws to allow for an increased number of members of the Board of Directors. Section 1 of Article IV of the Company's Bylaws now reads as follows:

"Section 1. Number, Term of Office and Removal. The Board of Directors of the corporation shall consist of not less than one (1) member nor more than (5) five members as fixed from time to time by resolution of the Board of Directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be shareholders or residents of the State of New Jersey. The directors shall be elected at the annual meeting of the shareholders of the corporation, and each shareholders, or until his successor shall have been elected and qualified or with or without cause, and his successor is elected at any time by a vote of the majority of the shareholders at a special meeting called for this purpose. Any other vacancy occurring in the Board of Directors may be filled for the unexpired term by vote of the remaining directors although less than a quorum."

A copy of the Amended Bylaws of the Company is filed as Exhibit 3.1 hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 28, 2006, Francisco Schipperheijn resigned as an officer of Futomic Industries, Inc. There was no known disagreement with Mr. Schipperheijn on any matter relating to the Company’s operations, policies or practices.

Effective September 28, 2006, our Board of Directors resolved to expand the size of the Board to two members and appointed Kelly Owen to fill the newly created seat. Our Board also appointed Kelly Owen to act as our sole officer, serving as each of CEO, CFO, President, Secretary and Treasurer.

Since 2002, Kelly Owen has been CEO and founder of Owen Consulting LLC, a Los Alamitos, California, based consulting company specializing in information technology. Key projects have included the development and installation of Secure ASP in the Netherlands, the development of the Value Point Gaming Portal, and the creation of the technology we acquired by reason of the Asset Purchase Agreement, commonly known as the EncryptaKey Secure Communication Portal. Previously, from 1999 to 2002, Mr. Owen was Director of Information Systems at ITS, an information technology consulting company based in Long Beach, California. His responsibilities included leading a department in determining efficient network infrastructure and application design, and designing and implementing a WAN for the delivery of customers’ nationwide mission critical applications.

There are no family relationships between Mr. Owen and any of our other directors or executive officers.

At this time, we do not have any employment agreement with Mr. Owen.

Mr. Owen is the principal and, together with his spouse, 100% owner of Owen Consulting, LLC, the Seller of the assets we acquired by reason of the Asset Purchase Agreement dated September 28, 2006, described above.

With the exception of the Asset Purchase Agreement, Mr. Owen has not had a material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.       Description of Exhibit

3.1	Amended Bylaws
10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Futomic Industries Inc.

/s/ Kelly Owen
Kelly Owen
Chief Executive Officer

Date: September 28, 2006